                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                      ALLIED HEALTHCARE INTERNATIONAL INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     (5)  Total fee paid:

          --------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          --------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------------
     (3)  Filing Party:

          --------------------------------------------------------------------
     (4)  Date Filed:

          --------------------------------------------------------------------

                      ALLIED HEALTHCARE INTERNATIONAL INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD AT 10:30 A.M. ON SEPTEMBER 9, 2004

                             ----------------------


                  To the Shareholders of Allied Healthcare International Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Allied Healthcare International Inc. will be held at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022, on Thursday, September 9, 2004, at 10:30 a.m., New York time, to consider and act upon the following matters:

         I. To elect seven directors to our board of directors.

         II. To consider and approve a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock that we are authorized to issue from 62 million shares to 80 million shares.

         III. To ratify the appointment of Deloitte & Touche LLP as independent auditors for our company for our fiscal year ending September 30, 2004.

         IV. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

         We describe these items of business more fully in the attached Proxy Statement. Only shareholders of record at the close of business on August 9, 2004 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

         A copy of our Annual Report for our fiscal year ended September 30, 2003 is enclosed with this Notice of Annual Meeting and the attached Proxy Statement. The Annual Report is not part of our proxy solicitation materials.

         All shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote. You may vote your shares by completing and returning the enclosed proxy card. Your proxy is being solicited by the board of directors.

                                              By Order of the Board of Directors

                                              LESLIE J. LEVINSON
                                              Secretary
New York, New York
August 10, 2004

                      ALLIED HEALTHCARE INTERNATIONAL INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                        --------------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD AT 10:30 A.M. ON SEPTEMBER 9, 2004

                        --------------------------------


                               THE ANNUAL MEETING

         We are furnishing this Proxy Statement to the shareholders of Allied Healthcare International Inc. as part of the solicitation of proxies by the board of directors for use at the Annual Meeting. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy cards and the accompanying Annual Report for our fiscal year ended September 30, 2003 are first being mailed to shareholders on or about August 11, 2004.

DATE, TIME AND PLACE

         We will hold the Annual Meeting of shareholders on Thursday, September 9, 2004, at 10:30 a.m. local time, at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

         At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

         I. To elect seven directors to our board of directors.

         II. To consider and approve a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock that we are authorized to issue from 62 million shares to 80 million shares.

         III. To ratify the appointment of Deloitte & Touche LLP as independent auditors for our company for our fiscal year ending September 30, 2004.

         IV. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

WHO CAN VOTE

         You are entitled to vote if you were a holder of record of the common stock of our company as of the close of business on August 9, 2004, which we refer to as the Record Date. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

         All holders of common stock as of the Record Date will be entitled to vote for the election of seven directors to be elected at the Annual Meeting, upon the proposed amendment to our certificate of incorporation and upon the ratification of our independent auditors.

         A list of the shareholders of record of the common stock of our company as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Annual Meeting, at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022 for a period of at least ten days before the Annual Meeting.

SHARES OUTSTANDING AND ENTITLED TO VOTE; QUORUM

         As of the Record Date, there were 44,464,954 shares of common stock outstanding (excluding shares held in treasury). Each share of common stock is entitled to one vote.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the Annual Meeting.

VOTE REQUIRED

         If a quorum is present, a nominee for election to a position on the board of directors will be elected as a director if he or she receives a plurality of the votes cast at the Annual Meeting.

         The proposed amendment to our certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock.

         If a quorum is present, the ratification of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2004 will require the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

         We have retained American Stock Transfer & Trust Company, the transfer agent for our common stock, to tabulate the votes at the Annual Meeting.

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

         Shares of stock represented by properly executed proxies that reflect abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. "Broker non-votes" are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, abstentions and broker non-votes will have the effect of a vote against the proposals to amend our certificate of incorporation and to ratify the appointment of our independent auditors.

VOTING BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

         At the close of business on the Record Date, our company's directors, executive officers, principal shareholders and their affiliates owned and were entitled to vote an aggregate of 20,999,686 shares of common stock, which represented approximately 47.2% of the outstanding shares of common stock. Each of our directors, executive officers, principal shareholders and their affiliates have indicated their present intention to vote, or cause to be voted, their shares of common stock for the election of the directors named herein, for the proposed amendment to our certificate of incorporation and for the ratification of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2004.

HOW YOU CAN VOTE

         You may vote by proxy or in person at the Annual Meeting. To vote by proxy, simply mark your proxy card "for," "against" or "abstain" with respect to the proposal, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxies which are received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

         If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive a voting card from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must return to your broker, bank or other nominee or its agent in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee.

         If your shares of common stock are held by a broker, bank or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a shareholder of our company, authorizing you to act on behalf of the nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

         There will be no voting by telephone or via the Internet.

VOTING OF PROXIES

         Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence is indicated.

REVOCATION OF PROXY

         If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

    o    sending to us, at 555 Madison Avenue, New York, New York 10022 (Attn.:
         Secretary), a written notice of revocation, dated later than the proxy, prior to the Annual Meeting;

    o signing another proxy card with a later date and returning it to us, at 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary), prior to the Annual Meeting; or

    o attending the Annual Meeting in person and casting a ballot (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

                  The following table sets forth the number of shares of common stock, and the percentage of voting stock, beneficially owned as of the Record Date by (1) each director of our company, (2) each Named Executive Officer (as such term is defined in "Executive Compensation" below); (3) all persons known by us to be the beneficial owner of more than 5% of our outstanding voting stock; and (4) all current directors and executive officers of our company as a group (8 persons).

                                                        NUMBER OF
                                                        SHARES OF                      PERCENTAGE OF
                                                      COMMON STOCK                     COMMON STOCK
                                                      BENEFICIALLY                     BENEFICIALLY
NAME                                                      OWNED                          OWNED(1)
Timothy M. Aitken.................................    2,063,573(2)                         4.5%
Sarah L. Eames....................................    1,121,884(3)                         2.5%
Daniel A. Bergeron(4).............................            -                              -
Charles F. Murphy.................................      118,539(5)                           *
G. Richard Green..................................       87,854(6)                           *
David J. Macfarlane...............................       12,000(7)                           *
Wayne Palladino...................................        8,914(8)                           *
Jeffrey S. Peris..................................        9,333(9)                           *
Scott A. Shay.....................................   11,860,610(10)                        26.7%
Hyperion Partners II L.P. ........................   11,860,610(11)                        26.7%
Hyperion TW Fund L.P. ............................   11,860,610(12)                        26.7%
Hyperion TWH Fund LLC.............................   11,860,610(13)                        26.7%
Hyperion TWH Fund II LLC..........................   11,860,610(14)                        26.7%
Washington & Congress Capital Partners, L.P. .....    7,697,578(15)                        17.3%
All current executive officers and
directors as a group (8 persons)..................   15,282,707(16)                        32.9%

------------------

*        Less than 1%.

(1) As of the Record Date, there were 44,464,954 shares of common stock of our company outstanding. The percentage given for each shareholder assumes that such shareholder has exercised the options held by him that are exercisable within 60 days of the Record Date, but that no other shareholders have exercised the options held by them.

(2) Consists of 672,007 shares of common stock held by Mr. Aitken, 98,566 shares of common stock held by Aitken (English) Company Limited, an affiliate of Mr. Aitken, 20,000 shares held by the Aitken Living Trust, a trust of which Mr. Aitken is the sole beneficiary and the sole trustee, and 1,273,000 shares subject to options held by Mr. Aitken that are exercisable within 60 days of the Record Date. Does not include an additional 156,000 shares subject to options held by Mr. Aitken that are not exercisable within 60 days of the Record Date.

(3) Consists of 473,218 shares of common stock held by Ms. Eames, 4,000 shares of common stock held jointly by Ms. Eames and her husband and 644,666 shares subject to options held by Ms. Eames that are exercisable within 60 days of the Record Date. Does not include an additional 139,334 shares subject to options held by Ms. Eames that are not exercisable within 60 days of the Record Date.

(4) Mr. Bergeron served as vice president and chief financial officer of our company from November 4, 2002 until May 16, 2003.

(5) Consists of 85,539 shares of common stock held by Mr. Murphy and 33,000 shares subject to options held by Mr. Murphy that are exercisable within 60 days of the Record Date. Does not include an additional 66,000 shares subject to options held by Mr. Murphy that are not exercisable within 60 days of the Record Date.

(6) Consists of 60,995 shares of common stock held by Mr. Green, 19,259 shares of common stock held by Orion Nominees Limited, an affiliate of Mr. Green, 5,000 shares subject to options held by Mr. Green that are exercisable within 60 days of the Record Date and 2,600 shares owned of record by Mr. Green's wife, as to which Mr. Green disclaims beneficial ownership. Mr. Green shares voting and dispositive power over the shares of common stock held by Orion Nominees Limited.

(7) Consists of 12,000 shares subject to options held by Mr. Macfarlane that are exercisable within 60 days of the Record Date. Does not include an additional 6,000 shares subject to options held by Mr. Macfarlane that are not exercisable within 60 days of the Record Date.

(8) Consists of 5,914 shares of common stock held by Mr. Palladino and 3,000 shares subject to options that are exercisable within 60 days of the Record Date. Does not include an additional 6,000 shares subject to options held by Mr. Palladino that are not exercisable within 60 days of the Record Date.

(9) Consists of 2,000 shares of common stock held by Mr. Peris and 7,333 shares subject to options held by Mr. Peris that are exercisable within 60 days of the Record Date. Does not include an additional 4,667 shares subject to options held by Mr. Peris that are not exercisable within 60 days of the Record Date.

(10) Consists of 6,854,454 shares of common stock owned by Hyperion Partners II L.P., 4,148,456 shares of common stock owned by Hyperion TW Fund L.P., 482,700 shares of common stock owned by Hyperion TWH Fund LLC and 375,000 shares of common stock owned by Hyperion TWH Fund II LLC, each of which are affiliates of Mr. Shay and as to which Mr. Shay disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Shay shares voting and dispositive power over all of such shares of common stock.

(11) Consists of (a) 6,854,454 shares of common stock held by Hyperion Partners II L.P. and (b) 4,148,456 shares of common stock beneficially owned by Hyperion TW Fund L.P., 482,700 shares of common stock beneficially owned by Hyperion TWH Fund LLC and 375,000 shares of common stock beneficially owned by Hyperion TWH Fund II LLC, each of which are affiliates of Hyperion Partners II L.P. and as to which Hyperion Partners II L.P. disclaims beneficial ownership except to the extent of its pecuniary interest therein. Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(12) Consists of (a) 4,148,456 shares of common stock held by Hyperion TW Fund L.P. and (b) 6,854,454 shares of common stock beneficially owned by Hyperion Partners II L.P., 482,700 shares of common stock beneficially owned by Hyperion TWH Fund LLC and 375,000 shares of common stock beneficially owned by Hyperion TWH Fund II LLC, each of which are affiliates of Hyperion TW Fund L.P. and as to which Hyperion TW Fund L.P. disclaims beneficial ownership. Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(13) Consists of (a) 482,700 shares of common stock held by Hyperion TWH Fund LLC and (b) 6,854,454 shares of common stock beneficially owned by Hyperion Partners II L.P., 4,148,456 shares of common stock beneficially owned by Hyperion TW Fund L.P. and 375,000 shares of common stock beneficially owned by Hyperion TWH Fund II LLC, each of which are affiliates of Hyperion TWH Fund LLC and as to which Hyperion TWH Fund LLC disclaims beneficial ownership. Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(14) Consists of (a) 375,000 shares of common stock held by Hyperion TWH Fund II LLC and (b) 6,854,454 shares of common stock beneficially owned by Hyperion Partners II L.P., 4,148,456 shares of common stock beneficially owned by Hyperion TW Fund L.P. and 482,700 shares of common stock beneficially owned by Hyperion TWH Fund LLC, each of which are affiliates of Hyperion TWH Fund II LLC and as to which Hyperion TWH Fund II LLC disclaims beneficial ownership. Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(15) Excludes 93,492 shares of common stock held by Triumph III Investors, L.P. Washington & Congress Capital Partners, L.P. may be deemed to be a member of a group that includes Triumph III Investors, L.P.

(16) Includes an aggregate of 1,982,999 shares subject to options held by our executive officers and directors that are exercisable within 60 days of the Record Date and 2,600 shares owned of record by Mr. Green's wife, as to which Mr. Green disclaims beneficial ownership.

                        PROPOSAL I: ELECTION OF DIRECTORS

         At the Annual Meeting, seven directors are to be elected to serve for a term of one year. All of the nominees are currently members of our board of directors.

         Our board of directors recommends that the shareholders vote FOR the election of the directors named below to our board.

         The persons named in the enclosed proxy card intend to vote for the election of the individuals named below unless the proxy card is marked to indicate that such authorization is expressly withheld. Should any of the nominees be unable to accept nomination, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the board of directors recommends.

         There is no cumulative voting for the election of directors.

OUR DIRECTORS AND OFFICERS

         The following table sets forth certain information concerning the directors and officers of our company.

         NAME                        AGE    POSITIONS WITH OUR COMPANY
         Timothy M. Aitken           59     Chairman of the Board
         Sarah L. Eames              46     President, Chief Executive Officer,
                                            Chief Operating Officer and Director
         Charles F. Murphy           51     Chief Financial Officer
         Leslie J. Levinson          49     Secretary
         G. Richard Green            65     Director
         David J. Macfarlane         58     Director
         Wayne Palladino             45     Director
         Jeffrey S. Peris            58     Director
         Scott A. Shay               46     Director

         Certain biographical information regarding each director and officer of our company is set forth below.

         Timothy M. Aitken has served as chairman of the board of our company since January 1997. He served as chief executive officer of our company from January 1997 until January 2004. Prior to joining our company, Mr. Aitken served as an independent consultant to the healthcare industry from November 1995 until January 1997. From June 1995 until November 1995, Mr. Aitken served as the vice chairman and president of Apria Healthcare Group, Inc., a California-based home healthcare company. He also served as chairman of the board of Omnicare plc from September 1993 until its acquisition by our company. From 1990 until June 1995, Mr. Aitken served as chairman of the board, president and chief executive officer of Abbey Healthcare Group Inc., a predecessor of Apria Healthcare Group, Inc.

         Sarah L. Eames has served as a director of our company since June 2002, as chief executive officer of our company since January 2004, as chief operating officer of our company since June 2001, and as president of our company since May 1998. She was executive vice president of business development and marketing of our company from June 1997 to May 1998. Prior to joining our company, Ms. Eames was employed by Johnson & Johnson Professional, Inc. as a business development consultant from 1996 to 1997. From June 1995 until November 1995, Ms. Eames served as vice president of marketing for Apria Healthcare Group, Inc., a California-based home healthcare company. From 1980 until June 1995, Ms. Eames held various marketing and business development positions at Abbey Healthcare Group Inc., a predecessor of Apria Healthcare Group, Inc.

         Charles F. Murphy served as acting chief financial officer of our company from May 2003 until March 2004, at which time he assumed the title of chief financial officer. From October 1999 to May 2003, Mr. Murphy served as chief financial officer of our company's U.K. operations. From 1997 to 1999, Mr. Murphy was a principal of Visual Networks Limited, a technology company. From 1994 to 1997, he was finance director of Exceler Healthcare Group, a nursing home company. From 1987 to 1994, Mr. Murphy was a partner at Pricewaterhouse, an accounting firm.

         Leslie J. Levinson has served as secretary of our company since September 1999 and had previously served in such capacity from October 1990 to July 1997. Since January 2002, he has been a partner in the law firm of Brown Raysman Millstein Felder & Steiner LLP, which firm serves as counsel to our company. From June 1991 until January 2002, he was a partner in the law firm of Baer Marks & Upham LLP, which firm served as counsel to our company.

         G. Richard Green has been a director of our company since August 1998. Mr. Green has been the chairman since 1987 and a director since 1960 of J.H. & F.W. Green Ltd., a conglomerate based in the United Kingdom. Since 1960, Mr. Green has held various positions at J.H. & F.W. Green Ltd. and several of its subsidiaries. Mr. Green was also a director of Abbey Healthcare Group, Inc. from 1991 to 1995.

         David John Macfarlane has been a director our company since June 2002. Mr. Macfarlane is of counsel to Ashurst, a law firm in London, where he has worked since 1986. Ashurst has provided legal services to our company, including in the fiscal year ended September 30, 2003.

         Wayne Palladino has been a director of our company since September 2003. Mr. Palladino has worked at Pzena Investment Management LLC, an asset management firm, since June 2002, where he currently serves as principal and a director of client and portfolio services. From August 2000 until June 2002, he was a senior vice president and chief financial officer of Lillian Vernon Corporation, a catalog retailer. Mr. Palladino was a vice president of our company from February 1991 to September 1996, senior vice president of our company from September 1996 to August 2000 and chief financial officer of our company from February 1991 to August 2000.

         Jeffrey S. Peris has been a director of our company since May 1998. Dr. Peris has been the vice president of human resources and chief learning officer of Wyeth (formerly American Home Products Corporation), a pharmaceutical company, since May 2001. Dr. Peris was the vice president of business operation of Knoll Pharmaceutical (Abbott Laboratories), where he was responsible for human resources and corporate communications, from April 1998 until May 2001. Dr. Peris was a management consultant to various Fortune 100 companies from May 1997 until April 1998. From 1972 until May 1997, Dr. Peris was employed by Merck &

Co., Inc., a pharmaceutical company, where he served as the executive director of human resources from 1985 until May 1997, the executive director of marketing from 1976 until 1985, and the director of clinical biostatistics and research data systems from 1972 until 1976.

         Scott A. Shay has been a director of our company since January 1996 and served as acting chairman of the board of our company from September 1996 until January 1997. Mr. Shay has been a managing director of Ranieri & Co., Inc., a private investment advisor and management company, since its formation in 1988. Mr. Shay currently serves as the chairman of the board of Signature Bank, a subsidiary of Bank Hapoalim, and is currently a director of Bank Hapoalim B.M., in Tel Aviv, Israel, and Super Derivatives, Inc., as well as an officer or director of other direct and indirect subsidiaries of Hyperion Partners II L.P. Prior to joining Ranieri & Co., Inc., Mr. Shay was a director of Salomon Brothers Inc., where he was employed from 1980 to 1988.

         All directors of our company are elected by the shareholders for a one-year term and hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Officers are chosen by and serve at the discretion of the board of directors, subject to any applicable employment contracts. There are no family relationships among our directors and officers.

         All directors who are not employees of our company are entitled to receive a fee of $10,000 per annum, plus reimbursement of expenses incurred as a result of acting as a director or as a member of any committee of our board of directors. In addition, effective as of November 25, 2003, Mr. Palladino is entitled to receive, for serving as chairman of the Audit Committee, an additional $6,000 per annum and $1,000 per Audit Committee meeting attended in person or by telephone conference call and Mr. Macfarlane is entitled to an additional director's fee of $10,000 per year for advising on U.K. governance and related matters.

         Our board of directors has determined that G. Richard Green, David J. Macfarlane, Wayne Palladino and Jeffrey A. Peris are "independent directors," as such term is defined in the rules of the Nasdaq Stock Market.

DIRECTOR NOMINATIONS

         Nominees for directors are recommended by the independent directors of the board and selected by the full board. We do not have a nominating committee. Our board has determined that it is appropriate not to have a nominating committee because of the relatively small size of our board and because we rely on the independent directors to fulfill the functions of a nominating committee. The nominees to our board of directors to be voted on at the Annual Meeting, were recommended to our board of directors by the unanimous vote of our independent directors. The full board of directors has unanimously recommended that shareholders vote in favor of all of the directors being elected at the Annual Meeting.

         We have generally used our existing directors, officers and large shareholders to identify nominees for directors. We have not engaged third parties to assist us in identifying director nominees.

         Our independent directors and our full board desire to maintain flexibility in choosing appropriate board candidates and, therefore, we do not require that nominees meet any specific or minimum qualifications. When evaluating potential director candidates, our independent directors and the full board consider such matters as they deem appropriate, including the candidate's independence, character, judgment, age, financial literacy and business and professional skills and experience. All nominees are expected to be able to commit the time and effort necessary to fulfill their duties and responsibilities as a director of our company.

         The board does not have a formal policy with regard to the consideration of director nominees submitted by a shareholder. The board does not believe that a formal policy is appropriate or necessary given the size and composition of the board and the fact that no shareholder nominations have been made in at least the last five years. The board intends to review periodically whether a formal policy with regard to shareholder nominations should be adopted.

         We will consider proposed nominees whose names are submitted by shareholders. Proposals made by shareholders for nominees at an annual meeting of shareholders must be received by us at our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary) no later than 120 days prior to the anniversary of the mailing of our proxy statement for use in the previous year's annual meeting of shareholders. Shareholders nominees will be evaluated in the same manner as nominees submitted by directors, officers and large shareholders.

         As required by the rules of the Nasdaq Stock Market, the board has adopted a resolution that addresses the nominations process. The foregoing is a summary of such board resolution.

MEETINGS OF THE BOARD OF DIRECTORS

         The business of our company is managed under the direction of our board of directors. Members of the board of directors are informed about our company's affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the board of directors and committee meetings by the chairman and other officers, and through other means. In addition, directors of our company discharge their duties throughout the year not only by attending board of directors' meetings, but also through personal meetings and other communications, including telephone contact with the chairman of the board and others regarding matters of interest and concern to our company.

         During our fiscal year ended September 30, 2003, our board of directors held eight formal meetings and acted by unanimous written consent in lieu of a meeting on nine separate occasions. During our fiscal year ended September 30, 2003, no director attended fewer than 75% of the board meetings and any applicable committee meetings.

BOARD COMMITTEES

         The board of directors has an Audit Committee and a Compensation Committee, but it does not have a nominating committee. The members of each committee are appointed by the board of directors.

         Audit Committee. The Audit Committee assists our board of directors in monitoring (1) the integrity of our financial statements, (2) the independence and qualifications of our independent auditors, and (3) the performance of our independent auditors and our internal audit functions. The current written charter for the Audit Committee was adopted by our board of directors on February 12, 2004 and is attached as Exhibit A to this proxy statement.

         The Audit Committee consists of Messrs. Macfarlane, Palladino and Peris. Mr. Palladino serves as chairman of the Audit Committee. All of the members of the Audit Committee are "independent directors," as such term is defined in the rules of the Nasdaq Stock Market. The board of directors has determined that Wayne Palladino is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

         The Audit Committee was in session during each of the eight formal meetings of our board of directors during our fiscal year ended September 30, 2003 and also met on four separate occasions during that period.

         Compensation Committee. The Compensation Committee reviews and approves overall policy with respect to compensation matters, including matters such as compensation plans for employees and employment agreements and compensation for executive officers. The Compensation Committee consists of Messrs. Green, Macfarlane and Peris. All of the members of the Compensation Committee are "independent directors," as such term is defined in the rules of the Nasdaq Stock Market.

         The Compensation Committee was in session during each of the eight formal meetings of our board of directors during our fiscal year ended September 30, 2003 and also met on two separate occasions during that period.

COMMUNICATIONS WITH THE BOARD; ATTENDANCE AT ANNUAL MEETINGS

         Shareholders may communicate with our board of directors by sending a letter to our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary). Our corporate secretary will forward the correspondence to our chairman or, if the correspondence is directed to a specific director, such director, unless the correspondence is unduly hostile, threatening or illegal, or unless it does not reasonably relate to our company or our business or is otherwise inappropriate. Notwithstanding the foregoing, our corporate secretary may determine to forward any such correspondence, even if addressed to a specific director, to the entire board.

         Our company does not have a formal policy regarding attendance by board members at annual meeting of shareholders. Nevertheless, directors are encouraged, but not required, to attend such meetings. Five of our eight directors then in office attended our 2003 annual meeting of shareholders.

CODE OF CONDUCT

         In September 2003, our board of directors adopted a Code of Conduct that applies to all of our directors, officers and employees, including our chief executive officer and our chief financial officer. As required by the regulations of the Securities and Exchange Commission, the Code of Conduct is designed to deter wrongdoing and to promote:

         (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

         (3) compliance with applicable governmental laws, rules and regulations;

         (4) the prompt internal reporting of violations of the Code of Conduct to the Audit Committee; and

         (5) accountability for adherence to the Code of Conduct.

         A copy of our Code of Conduct is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

                             EXECUTIVE COMPENSATION

         The following table summarizes all compensation earned by or paid to our chief executive officer and each of the other most highly compensated executive officers of our company whose total annual salary and bonus compensation exceeded $100,000, who we refer to as the Named Executive Officers, for services rendered in all capacities to our company in respect of our fiscal years ended September 30, 2003, 2002 and 2001. The titles given below the individuals' names in the chart were the titles held by such individuals at the end of our 2003 fiscal year.


                                                  SUMMARY COMPENSATION TABLE


                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                    ANNUAL               ---------------------------------
         NAME AND             FISCAL             COMPENSATION              RESTRICTED       SECURITIES
----------------------------            --------------------------------      STOCK         UNDERLYING          ALL OTHER
    PRINCIPAL POSITION         YEAR        SALARY           BONUS           AWARDS($)       OPTIONS (#)       COMPENSATION
----------------------------
Timothy M. Aitken(1)           2003         $420,000       $230,000(6)         --             384,000                  $9,750(11)
Chairman of the Board and      2002          380,000      4,214,592(7)         --               --                      9,000(11)
Chief Executive Officer        2001          360,089        150,000(8)         --             195,000                  18,378(12)


Sarah L. Eames(2)              2003         $405,000       $270,000(6)         --             334,000                  $8,450(11)
President and Chief            2002          365,000      3,049,793(9)         --               --                      7,800(11)
Operating Officer              2001          333,654        150,000(8)         --             150,000                   9,099(12)


Charles F. Murphy, Acting      2003         $ 90,096       $ 80,085            --             99,000                   $2,177(12)
Chief Financial Officer(3)


Daniel A. Bergeron(4)          2003         $135,754(5)          $0            --           100,000(10)                    $0
Former Vice President and
Chief Financial Officer

----------------------------

(1) Mr. Aitken has served as chairman of the board of our company since January 1997. He served as chief executive officer of our company from January 1997 until his resignation from such position in January 2004.

(2) Ms. Eames became chief executive officer of our company in January 2004, upon Mr. Aitken's resignation from such position. She has been chief operating officer of our company since June 2001 and president of our company since May 1998.

(3) Mr. Murphy became acting chief financial officer of our company on May 16, 2003 and, in March 2004, assumed the title of chief financial officer of our company.

(4) Mr. Bergeron served as vice president and chief financial officer of our company from November 4, 2002 until May 16, 2003.

(5)   Includes $11,908 paid in respect of accrued vacation.

(6)   Paid in fiscal 2004 as a bonus for fiscal 2003.

(7) Consists of (a) $150,000 cash paid in fiscal 2002 as a bonus for fiscal 2001, (b) $200,000 cash paid in fiscal 2003 as a bonus for fiscal 2002, and (c) the value of shares of our common stock issued in the bonus share issuance described below and the related cash payment made to Mr. Aitken to enable him to pay the income taxes arising from such issuance.

(8)   Paid in fiscal 2001 as a bonus for fiscal 2000.

(9) Consists of (a) $200,000 cash paid in fiscal 2002 as a bonus for fiscal 2001, (b) $250,000 cash paid in fiscal 2003 as a bonus for fiscal 2002, and (c) the value of shares of our common stock issued in the bonus share issuance described below and the related cash payment made to Ms. Eames to enable her to pay the income taxes arising from such issuance.

(10) Mr. Bergeron resigned as vice president and chief financial officer of our company in May 2003, without such options ever having vested.

(11)  Reflects payments for car allowances.

(12) Reflects payment for car allowances and reimbursement of certain travel expenses.


      The Bonus Share Issuance and Related Transactions

         Prior to our corporate reorganization (the "Reorganization") in July 2002, Mr. Aitken, Ms. Eames and others held redeemable shares in one our U.K. subsidiaries. The holders of the redeemable shares other than Mr. Aitken and Ms. Eames exchanged their redeemable shares for shares of our common stock in the Reorganization on a tax-free basis. Had Mr. Aitken and Ms. Eames exchanged their redeemable shares for shares of our common stock in the Reorganization, they would have received 684,258 and 487,099 shares of our common stock, respectively, based on the number of redeemable shares held by them. However, just prior to the execution of the reorganization agreement, we learned that these officers would in fact, unlike the other holders of the redeemable shares, be liable for U.S. taxes if they exchanged their redeemable shares for shares of common stock in the Reorganization.

         In order to address this matter, Mr. Aitken and Ms. Eames surrendered their redeemable shares for nominal value and we issued to Mr. Aitken and Ms. Eames 684,258 shares of common stock (valued at $2,463,329) and 487,099 shares of common stock (valued at $1,753,556), respectively, as bonus shares, together with cash bonuses and loans in an amount roughly equal to the income taxes payable by them in respect of such share issuances (grossed-up to reflect the related cash bonuses). Accordingly, in fiscal 2002 we made cash bonus payments to Mr. Aitken and Ms. Eames in the amount of $1,401,263 and $846,237, respectively, and loaned Mr. Aitken and Ms. Eames the amount of $550,000 and $390,000, respectively. The cash bonus payments and loans from us to Mr. Aitken and Ms. Eames were used by them to pay their income taxes arising from the bonus share issuance. The payment of their respective promissory notes was secured by a pledge by each of Mr. Aitken and Ms. Eames of certain of their securities in our company.

         On December 2, 2003, Mr. Aitken and Ms. Eames repaid in full the principal amount of and accrued interest on the promissory notes issued by them to our company in fiscal 2002. The principal and accrued interest repaid aggregated $590,500 and $418,718, respectively. The loans were repaid by delivery to us of 103,596 and 73,459 shares of our common stock held by Mr. Aitken and Ms. Eames, respectively, valued at $5.70 per share, the closing price on the day prior to the repayment date. We agreed to reimburse Mr. Aitken and Ms. Eames for the taxes incurred by them on the disposition of the shares to our company, which were $83,395 and $51,421, respectively.

         The following table sets forth certain information regarding individual options granted during fiscal 2003 to each of the Named Executive Officers pursuant to our 2002 Stock Option Plan. During fiscal 2003 we did not grant stock appreciation rights to any of our Named Executive Officers or any other employee. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option's term.

                          OPTION GRANTS IN FISCAL 2003

                               NUMBER OF      PERCENTAGE OF                                     POTENTIAL REALIZABLE VALUE AT
                               SECURITIES     TOTAL OPTIONS                                     ASSUMED ANNUAL RATES OF STOCK
                               UNDERLYING       GRANTED TO                                      PRICE APPRECIATION FOR OPTION
                                OPTIONS        EMPLOYEES IN    EXERCISE PRICE     EXPIRATION               TERM(2)
           NAME                 GRANTED        FISCAL YEAR      PER SHARE(1)         DATE             5%               10%
           ----                 -------        -----------      ---------            ----       -----------------------------

Timothy M. Aitken                60,000(3)            4.2%         $4.70           11/13/12         $177,348         $449,435
                                 24,000(4)            1.7%          4.00            6/3/13            60,374          152,999
                                300,000(5)           21.2%          4.00            9/25/13          754,674        1,912,491
                                -------              ----                                            -------        ---------
         Totals:                384,000              27.1%                                           992,396        2,514,925

Sarah L. Eames                   60,000(3)            4.2%          4.70           11/13/12          177,348          449,435
                                 24,000(4)            1.7%          4.00            6/3/13            60,374          152,999
                                250,000(5)           17.7%          4.00            9/25/13          628,895        1,593,742
                                -------              ----                                            -------        ---------
         Totals:                334,000              23.6%                                           866,617        2,196,176

Charles F. Murphy              75,000(3)              5.3%          4.70           11/13/12          221,685          561,794
                               24,000(4)              1.7%          4.00            6/3/13            60,374          152,999
                               ------                 ---                                             ------          -------
         Totals:               99,000                 7.0%                                           282,059          714,793

Daniel A. Bergeron            100,000(3)(6)           7.1%          4.70           11/13/12          295,580          749,059

---------------------------
(1) Options were granted at an exercise price equal to the closing price of a share of our common stock on the American Stock Exchange on the date of grant.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the Securities and Exchange Commission and do not represent our company's estimate or projection of future common stock prices.

(3) The options, which were granted on November 13, 2002, vest in three equal annual installments beginning on the first anniversary of the date of grant.

(4) The options, which were granted on June 3, 2003, vest in three equal annual installments beginning on the first anniversary of the date of grant.

(5) The options, which were granted on September 25, 2003, vest in three equal annual installments beginning on the date of grant.

(6) Mr. Bergeron resigned as vice president and chief financial officer of our company in May 2003, without such options ever having vested.

                  We have granted options to certain of our directors and executive officers after September 30, 2003. See "Certain Relationships and Related Transactions--Other Transactions with Directors and Executive Officers."

                  The following table sets forth certain information with respect to our Named Executive Officers concerning the exercise of options by them during our fiscal year ended September 30, 2003 and unexercised options held by them as of September 30, 2003. We have never granted stock appreciation rights to any of our Named Executive Officers or any other employee.


                                       AGGREGATE OPTION EXERCISES IN FISCAL 2003
                                        AND 2003 FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SHARES UNDERLYING          VALUE OF UNEXERCISED
                              SHARES                       UNEXERCISED OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                           ACQUIRED ON        VALUE                  YEAR END                    AT FISCAL YEAR END(3)
          NAME               EXERCISE      REALIZED(2)       EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
          ----               --------      -----------       -------------------------         -------------------------
Timothy M. Aitken           150,000(1)      $213,750              795,000/284,000                     $423,150/0
Sarah L. Eames              100,000(1)       142,500              233,333/250,667                      325,500/0
Charles F. Murphy               --             --                    0/99,000                             0/0
Daniel A. Bergeron              --             --                       0/0                               0/0

---------------

         (1) Represents the aggregate amount of shares acquired upon exercise of the options. A portion of the shares acquired upon exercise were withheld to pay the exercise price of the options. As a result, the net amount of shares of our common stock acquired by Mr. Aitken and Ms. Eames upon exercise of their options was 52,778 shares and 35,185 shares, respectively.

         (2) Calculated by multiplying the number of shares acquired on exercise, as set forth in the previous column, by the difference between (a) the closing sales price of our common stock, as reported on the American Stock Exchange, immediately preceding the exercise, and (b) the exercise price of the options that were exercised.

         (3) Calculated on the basis of $3.92 per share, the closing sale price of our common stock, as reported on the American Stock Exchange on September 30, 2003, minus the exercise price.

EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         In September 2001, we entered into employment agreements with Mr. Aitken and Ms. Eames. The agreements have a three-year term (subject to automatic renewal for successive additional one-year periods unless either party provides the other with notice of intent to terminate the agreement at least 90 days before the then applicable termination date). Each of the agreements provides that our company will negotiate in good faith, commencing not less than 90 days prior to each anniversary date of the employment agreements, the amount, if any, of future salary increases. The salary of Mr. Aitken for fiscal 2004 is $150,000 and the salary for Ms. Eames for fiscal 2004 is $446,000. Mr. Aitken and Ms. Eames have each agreed not to compete with us for twelve months following termination of employment without our prior written consent. Each agreement provides that if the officer's employment is terminated during the term of the agreement other than for cause, death or disability, or if, within six months of a "change in control" (as defined in the agreements) of our company, the officer or our company terminates the officer's employment, then
(1) all stock options in our company held by the officer shall immediately vest and (2) the officer will be entitled to receive a cash payment of 2.9 times his or her average annual base salary during the twelve months preceding the change of control or the termination of employment. Further, our employment arrangement with Mr. Aitken also provides that, in the event of a change in control of our company during fiscal 2004, his salary would be reinstated to $462,000, the amount in effect immediately prior to his resignation, in January 2004, as chief executive officer.

         We have also entered into an employment agreement with Mr. Murphy. Our employment agreement with Mr. Murphy is terminable by either party on six month's notice and provides that Mr. Murphy will not compete against us for a period of twelve months following his termination of employment. Pursuant to his employment agreement, Mr. Murphy's salary is currently (pound)165,000 (approximately $304,000 at current exchange rates).

STOCK OPTION PLANS

1992 and 2002 Stock Option Plans

         In July 1992, the board of directors and shareholders approved our 1992 Stock Option Plan. The 1992 Stock Option Plan, which is substantially similar to our 2002 Stock Option Plan discussed below, provided for the grant of options to key employees, officers, directors and non-employee independent contractors of our company. Effective with the adoption by our shareholders of our 2002 Stock Option Plan in June 2002, no further options may be granted under the 1992 Stock Option Plan. Outstanding options granted under the 1992 Stock Option Plan may be exercised in accordance with the terms of the 1992 Stock Option Plan.

         On March 14, 2002, the board of directors adopted, and in June 2002 the shareholders of our company approved, our 2002 Stock Option Plan. Options granted under the 2002 Stock Option Plan may be either incentive stock options, which we refer to as "Incentive Options," which are intended to meet the requirements of section 422 of the Internal Revenue Code of 1986, or options that do not qualify as Incentive Options, which we refer to as "Non-Qualified Options." Under the 2002 Stock Option Plan, the Compensation Committee may grant
(1) Incentive Options at an exercise price per share which is not less than the fair market value of a share of common stock on the date on which such Incentive Options are granted (and not less than 110% of the fair market value in the case of any optionee who beneficially owns more than 10% of the total combined voting power of our company) and (2) Non-Qualified Options at an exercise price per share which is determined by the Compensation Committee (and which may be less than the fair market value of a share of common stock on the date on which such Non-Qualified Options are granted). The 2002 Stock Option Plan further provides that the maximum period in which options may be exercised will be determined by the Compensation Committee, except that Incentive Options may not be exercised after the expiration of ten years from the date the Incentive Option was initially granted (and five years in the case of any optionee who beneficially owns more than 10% of the total combined voting power of our company). Under the 2002 Stock Option Plan, if an optionee's employment is terminated, generally the unexercised Incentive Options must be exercised within three months after termination. However, if the termination is due to the optionee's death or permanent disability, the option must be exercised within one year of the termination of employment. If we terminate the optionee's employment for cause by, or if the optionee voluntarily terminates his employment, generally his options will expire as of the termination date. Any option granted under the 2002 Option Stock Plan will be nontransferable, except by will or by the laws of descent and distribution, and generally may be exercised upon payment of the option price in cash or by delivery of shares of common stock with a fair market value equal to the option price.

         Shares delivered under the 2002 Stock Option Plan will be available from authorized but unissued shares of common stock or from shares of common stock reacquired by our company. Shares of common stock that are subject to options under the 2002 Stock Option Plan which have terminated or expired unexercised will return to the pool of shares available for issuance under the 2002 Stock Option Plan.

         As of the Record Date, an aggregate of 1,815,334 shares of our common stock were issuable upon the exercise of outstanding options that had been granted under our 2002 Stock Option Plan and options to purchase an aggregate of 1,531,837 shares of our common stock were available for grant under such Plan. As of the Record Date, an aggregate of 855,000 shares of our common stock were issuable upon the exercise of outstanding options that had been granted under our 1992 Stock Option Plan. No further options may be granted under our 1992 Stock Option Plan.

1997 Non-Employee Director Plan

         In May 1997, our board of directors adopted the 1997 Option Plan for Non-Employee Directors, which we refer to as the "Director Plan," pursuant to which 100,000 shares of common stock of our company were reserved for issuance upon the exercise of options granted to non-employee directors of our company. The purpose of the Director Plan is to encourage ownership of common stock by non-employee directors of our company whose continued services are considered essential to our company's future progress and to provide them with a further incentive to remain as directors of our company. The Director Plan is administered by the board of directors. Directors of our company who are not employees of our company or any subsidiary or affiliate of our company are eligible to participate in the Director Plan. The Director Plan will terminate in May 2007; however, options outstanding on the expiration of the term shall continue to have full force and effect in accordance with the provisions of the instruments evidencing such options. The board of directors may suspend, terminate, revise or amend the Director Plan, subject to certain limitations.

         Under the Director Plan, the board of directors may from time to time at its discretion determine which of the eligible directors should receive options, the number of shares subject to such options and the dates on which such options are to be granted. Each such option is immediately exercisable for a period of ten years from the date of grant generally, but may not be exercised more than 90 days after the date an optionee ceases to serve as a director of our company. Options granted under the Director Plan are not transferable by the optionee other than by will, laws of descent and distribution, or as required by law.

         Shares of common stock may be purchased from our company upon the exercise of an option by payment in cash or cash equivalent, through the delivery of shares of common stock having a fair market value equal to the cash exercise price of the option or any combination of the above, subject to the discretion of the board of directors.

INDEMNIFICATION

         As permitted under the Business Corporation Law of the State of New York, our certificate of incorporation provides that a director of our company will not be personally liable to our company or our shareholders for monetary damages for breach of a fiduciary duty owed to our company or our shareholders. By its terms and in accordance with the law of the State of New York, however, this provision does not eliminate or otherwise limit the liability of a director of our company for any breach of duty based upon (1) an act or omission (a) resulting from acts committed in bad faith or involving intentional misconduct or involving a knowing violation of law or (b) from which the director personally derived a financial benefit to which he was not legally entitled, or
(2) an improper declaration of dividends, purchase of our securities or other violation of section 719 of the Business Corporation Law of the State of New York.

         Our certificate of incorporation and bylaws provide that our company shall indemnify our directors and officers to the fullest extent permitted by New York law. We also have entered into indemnification agreements with each of our directors and executive officers.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The information contained in this report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

         During our fiscal year ended September 30, 2003 and from the period from October 1, 2003 until December 24, 2003, the Compensation Committee consisted of G. Richard Green, Frederick S. Moseley IV and Scott A. Shay. Mr. Moseley resigned from the board of directors on December 24, 2003. During the period from December 25, 2003 until March 31, 2004, the Compensation Committee consisted of Messrs. Green and Shay. From March 31, 2004 through the present, the Compensation Committee has consisted of Mr. Green, David J. Macfarlane and Jeffrey S. Peris

Overall Policy

         Our executive compensation program is designed to assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the compensation package for senior executive officers should consist of three components: (1) annual base salary, (2) bonuses, the amount of which is dependent on both Company and individual performance, and (3) stock option awards designed to align executive officers' interests with those of shareholders by rewarding outstanding performance and providing long-term incentives.

         The Compensation Committee determines the compensation of the Named Executive Officers and sets the policies for and reviews the compensation awarded to other executive officers of our company.

Base Salaries

         Base salaries are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salary are based on evaluations of such factors as the level responsibility, individual performance, level of pay and Company peer group pay levels.

         The base salary during fiscal 2003 for Mr. Aitken, who served as chairman and chief executive officer of our company during fiscal 2003, was established pursuant to the terms of his employment agreement with our company, which was entered into in September 2001.

Bonuses

         Subsequent to our 2003 fiscal year end, the Compensation Committee awarded an annual performance bonus to Mr. Aitken, Ms. Eames and Mr. Murphy in the amounts of $230,000, $270,000 and $80,085, respectively, in recognition of the performance of our company during fiscal 2003.

Stock Options

         Under our 2002 Stock Option Plan, stock options may be granted to, among others, our company's directors, executive officers and employees. Equity-based compensation is designed to provide that our senior executive officers have a continuing stake in our long-term success. All options have been granted with an exercise price equal to the closing price of a share of our common stock on the date of grant and, accordingly, options will have value only if the market price of our common stock increases after the grant date.

         During fiscal 2003, we granted the following options to purchase shares of common stock under our 2002 Stock Option Plan to our Named Executive Officers in respect of our 2003 fiscal year: (1) 324,000 to Mr. Aitken, (2) 274,000 to Ms. Eames, and (3) 24,000 to Mr. Murphy. The exercise price for these options is $4.00 per share. Subsequent to fiscal 2003, we granted the following options to purchase shares of our common stock under our 2002 Stock Option Plan to our Named Executive Officers in respect of our 2003 fiscal year: (1) 350,000 to Mr. Aitken and (2) 300,000 to Ms. Eames. The exercise price for these options is $5.70 per share.

                                           The Compensation Committee:
                                               G. Richard Green
                                               Scott A. Shay

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee currently consists of Messrs. Green, Macfarlane and Peris. During our fiscal year ended September 30, 2003, our Compensation Committee consisted of Mr. Green, Frederick S. Moseley IV (who resigned from our board of directors on December 24, 2003) and Mr. Shay (who ceased to be a member of the Compensation Committee effective March 31, 2004). Mr. Shay, among others, is a control person of Hyperion Partners II, L.P., Hyperion TW Fund L.P., Hyperion TWH Fund LLC and Hyperion TWH Fund II LLC, each of which are principal shareholders of our company. Prior to January 1, 2004, Mr. Moseley held certain positions with and/or interests in Triumph Capital Group, Inc. and certain of its affiliates, including Triumph Partners III, L.P. (which has changed its name to Washington & Congress Capital Partners, L.P.) and Triumph III Investors, L.P. See "Certain Relationships and Related Transactions" for a description of certain transactions between our company and Triumph Partners III, L.P. (which has changed its name to Washington & Congress Capital Partners, L.P.).

                          REPORT OF THE AUDIT COMMITTEE

         The information contained in this report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

         The Audit Committee currently consists of Messrs. Macfarlane, Palladino and Peris and, until March 31, 2004, consisted of Messrs. Green, Palladino and Peris.

         The Audit Committee is appointed by the Board to assist the Board in monitoring (a) the integrity of the financial statements of our company, (b) the independence and qualifications of our company's independent auditors, and (c) the performance of our company's independent auditors and internal audit functions. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended September 30, 2003, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of the audited consolidated financial statements to generally accepted accounting principles.

         The Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our company contained in our annual report on Form 10-K for our fiscal year ended September 30, 2003.

         2. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). SAS 61 includes, among other items, matters related to the conduct of the audit of financial statements.

         3. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence from our company.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of our company be included in our annual report on Form 10-K for our fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

         The undersigned members of the Audit Committee have submitted this report to the board of directors.

                                          The Audit Committee:
                                              G. Richard Green
                                              Wayne Palladino
                                              Jeffrey S. Peris

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


THE REORGANIZATION - ISSUANCE OF SHARES IN DECEMBER 2002

                  In our Reorganization, we issued shares of our Series A preferred stock and shares of our common stock. All of the shares of our Series A preferred stock and substantially all of the shares of our common stock that we issued in connection with the consummation of the Reorganization were issued in June 2002. However, because certain necessary tax clearances were not issued by the applicable U.K. authorities until December 2002, certain shares of our common stock required to be delivered in the Reorganization were not issued until such time. In December 2002, (a) Timothy M. Aitken, our chairman, and Aitken (English) Company Limited, an affiliate of Mr. Aitken, received an aggregate of 22,733 shares of our common stock; (b) Sarah L. Eames, our chief executive officer, president and chief operating officer and a director of our company, received an aggregate of 2,813 shares of our common stock; (c) Wayne Palladino, a director of our company received 682 shares of our common stock, and (d) Triumph Partners III, L.P. (which has changed its name to Washington & Congress Capital Partners, L.P.) received 863,870 shares of our common stock. Frederick S. Moseley IV, a former director of our company, and certain of his affiliates retain an indirect economic interest in Triumph Partners III, L.P. (which has changed its name to Washington & Congress Capital Partners, L.P.), including through their direct and indirect general partners.

CONVERSION OF SERIES A PREFERRED STOCK

                  In July 2004, upon the consummation of our public offering of shares of our common stock, all of the holders of our Series A preferred stock converted their shares into shares of our common stock, on a one-for-one basis. We paid to such holders, in addition to the accrued and unpaid dividends on their shares of Series A preferred stock, a conversion fee of $0.26165 per share. The holders of Series A preferred stock who are affiliates of our company and who converted their shares of Series A preferred stock into shares of our common stock, together with their holdings of Series A preferred stock, the amount of the accrued and unpaid dividends that we paid them and the amount of the conversion fee that we paid them, are set forth below.

--------------------------------------------------------------------------------------------------------
                             Number of Shares of Series A   Accrued and Unpaid
           Name                  Preferred Stock Held            Dividends           Conversion Fee
--------------------------------------------------------------------------------------------------------
Aitken (English) Company
Limited(1)                              87,200                    $82,874               $22,816
--------------------------------------------------------------------------------------------------------
Timothy M. Aitken                       87,200                    $82,874               $22,816
--------------------------------------------------------------------------------------------------------
Sarah L. Eames                          21,580                    $20,509                $5,647
--------------------------------------------------------------------------------------------------------
Charles F. Murphy                       17,440                    $16,575                $4,563
--------------------------------------------------------------------------------------------------------
Orion Nominees Limited(2)
                                        17,440                    $16,575                $4,563
--------------------------------------------------------------------------------------------------------
Wayne Palladino                         5,232                     $4,972                 $1,369

                                       23

--------------------------------------------------------------------------------------------------------
Washington & Congress
Capital Partners, L.P.(3)             6,547,674                 $6,222,821             $1,713,217
--------------------------------------------------------------------------------------------------------

    (1)  Aitken (English) Company Limited is an affiliate of Timothy M. Aitken.

    (2)  Orion Nominees Limited is an affiliate of G. Richard Green.

    (3) Does not include 79,526 shares of Series A preferred stock held by Triumph III Investors, L.P. or the conversion fee payable to Triumph III Investors, L.P.

OTHER TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

         During our fiscal year ended September 30, 2003, we granted 384,000 options to purchase shares of common stock to Mr. Aitken, 334,000 options to purchase shares of our common stock to Ms. Eames, 99,000 options to purchase shares of our common stock to Mr. Murphy and 100,000 options to purchase shares of our common stock to Daniel A. Bergeron, our former chief financial officer. Mr. Bergeron resigned from our company in May 2003, without such options ever having vested. All of such options were granted pursuant to our 2002 Stock Option Plan. See "Executive Compensation--Option Grants in Fiscal 2003."

         On December 2, 2003, Mr. Aitken and Ms. Eames repaid in full the principal amount of and accrued interest on the promissory notes issued by them to our company in connection with the Reorganization in 2002. The principal and accrued interest repaid aggregated $590,500 and $418,718, respectively. The loans were repaid by delivery to us of 103,596 and 73,459 shares of common stock held by Mr. Aitken and Ms. Eames, respectively, valued at $5.70 per share, the closing price on the day prior to the repayment date. We agreed to reimburse Mr. Aitken and Ms. Eames for the taxes incurred by them on the disposition of the shares to our company, which were $83,395 and $51,421, respectively. See "Executive Compensation--The Bonus Share Issuance and Related Transactions."

         Our board of directors, upon the recommendation of our compensation committee, awarded Mr. Aitken, effective December 2, 2003, 350,000 options to acquire common stock, vesting immediately and exercisable at a price of $5.70 per share, and, on November 25, 2003, a cash bonus of $400,000. Our board of directors, also upon the recommendation of our compensation committee, awarded Ms. Eames, effective December 2, 2003, 300,000 options to acquire common stock, vesting immediately and exercisable at a price of $5.70 per share, and, on November 25, 2003, a cash bonus of $300,000.

           PROPOSAL II: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

         Our board of directors has approved and recommends that shareholders approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock that we are authorized to issue from 62 million shares to 80 million shares. In addition to the 62 million shares of common stock that we are currently authorized to issue, we are also authorized to issue 10 million shares of "blank check" preferred stock. We are not proposing to increase the number of shares of "blank check" preferred stock that we are authorized to issue.

         If the proposal is approved, the first sentence of Article FOURTH of our certificate of incorporation will be amended to read as follows:

         "The aggregate number of shares of all classes which the Corporation shall have authority to issue is 90 million shares, divided into two classes, of which 80 million shares shall be designated Common Stock, with a par value of $.01 per share, and 10 million shares shall be designated Preferred Stock, with a par value of $.01 per share."

         If approved by our shareholders, the amendment to our certificate of incorporation will be filed with the Secretary of State of the State of New York promptly following the Annual Meeting.

         In June 2002, we increased the number of shares of common stock that we are authorized to issue from 42 million shares to 62 million shares. Since that time, we have issued shares of our common stock in the following transactions:

    o in July 2004, we consummated a public offering pursuant to which we issued 14,500,000 shares of common stock;

    o in connection with the consummation of the public offering, the holders of our then outstanding shares of Series A preferred stock converted all of such shares into an aggregate of 7,773,660 shares of our common stock;

    o in November 2002, we issued an aggregate of 669,738 shares of common stock to the sellers of a business that we acquired;

    o in July 2002 and December 2002, in connection with the consummation of the Reorganization, we issued an aggregate of 2,358,930 shares of our common stock; and

    o since June 2002, we have issued an aggregate of 270,948 shares of our common stock pursuant to the exercise of employee stock options.

         Since June 2002, we have purchased an aggregate of 141,500 shares of common stock in our stock buyback programs. Since that time, as explained elsewhere in this proxy statement (see "Executive Compensation--The Bonus Share Issuance and Related Transactions"), two of our executive officers have repaid loans to us by delivering to us an aggregate of 177,055 shares of our common stock owned by them.

         As a result of the foregoing actions, of our 62 million shares of common stock that are authorized, 44,464,954 shares are issued and outstanding as of the Record Date. Our board of directors believes it is desirable to authorize additional shares of capital stock so that there will be sufficient shares available for issuance for purposes that the board of directors may hereafter determine to be in the best interests of our company and our shareholders. Such purposes could include the offer of shares for cash, acquisitions, financings, mergers, stock splits, stock dividends, employee benefit programs and other general corporate purposes. No further action or authorization by our shareholders would be necessary prior to the issuance of additional shares of common stock, unless required by applicable law or regulation. Other than in connection with the issuance of shares of common stock upon the exercise of options and warrants outstanding and that may be issued in the future, we do not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any additional shares of common stock.

         If additional shares are issued, our shareholders will experience a reduction in their percentage interest in our company with respect to earnings per share and voting rights and they may experience a reduction in the liquidation value, book value and market value per share. The availability for issuance of additional shares of common stock for issuance could also enable the board of directors to render more difficult or discourage an attempt to obtain control of our company in the future. For example, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares of our common stock, thereby possibly diluting the interest of a party attempting to obtain control of our company.

         Approval of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The board of directors believes that the proposal is in the best interests of our company and unanimously recommends that the shareholders vote FOR amending our certificate of incorporation as set forth in this Proposal III.

               PROPOSAL III: RATIFICATION OF INDEPENDENT AUDITORS

         The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2004. The shareholders are being asked to ratify this action of the Audit Committee. In the event the ratification is not approved, the Audit Committee will reconsider its selection.

         Our board of directors recommends that shareholders vote FOR the ratification of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2004.

         Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the shareholders that they deem appropriate.

CHANGE OF ACCOUNTANTS

         On April 10, 2003, we dismissed Ernst & Young LLP, an independent registered public accounting firm, as our auditors and, on April 10, 2003, we engaged Deloitte & Touche LLP, an independent registered public accounting firm, as our auditors. The decision to change auditors was approved by our Audit Committee and our board of directors.

         The reports of Ernst & Young LLP on our financial statements for the fiscal years ended September 30, 2001 and September 30, 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with Ernst & Young LLP's audits of our financial statements for the fiscal years ended September 20, 2001 and September 30, 2002, and during the subsequent interim period preceding April 10, 2003, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its reports on our financial statements for such periods.

         During our fiscal years ended September 30, 2001 and September 30, 2002, and during the subsequent interim period preceding April 10, 2003, there have been no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission) involving Ernst & Young LLP.

         During our fiscal years ended September 30, 2001 and September 30, 2002, and during the subsequent interim period preceding April 10, 2003, neither we nor anyone acting on our behalf consulted Deloitte & Touche LLP regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.

AUDIT AND OTHER FEES DURING FISCAL 2002 AND FISCAL 2003

         The following table sets forth the fees we paid in respect of our fiscal years ended September 30, 2002 and September 30, 2003 for various audit and other services provided to us by our auditors. In respect of our fiscal year ended September 30, 2002, these services were provided by Ernst & Young LLP and, in respect of our fiscal year ended September 30, 2003, these services were, until April 10, 2003, provided by Ernst & Young LLP and, thereafter, by Deloitte & Touche LLP.

                                                Fiscal 2002       Fiscal 2003
                                                -----------       -----------
         Audit fees......................         $745,399         $650,497
         Audit-related fees..............           11,988           60,022
         Tax fees........................          231,846          439,294
         All other fees..................            --               --

         Audit services included the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q. Audit services also included services that were provided in connection with regulatory filings, including the issuance of comfort letters and consents related to SEC filings and securities offerings.

         Audit-related services are assurance and related services that are related to the performance of the audit or review of our financial statements. These services principally consisted of work performed in connection with audits of our 401(k) plan and fees associated with compliance matters related to acquisitions.

         Tax services consisted of the preparation and/or review of, and consultations with respect to, federal, state, local and international tax returns.

PRE-APPROVAL POLICY

         The charter of the Audit Committee was revised and restated by the board of directors on February 12, 2004. At such time, the charter of the Audit Committee was revised to implement a pre-approval policy for the provision of audit and non-audit services. Pursuant to the provisions of its charter, the Audit Committee pre-approves all auditing services and permitted audit-related services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimus exception ("the de minimus exception") for non-audit services that are permitted by the Securities Exchange Act of 1934 and that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that a decision of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

         None of the audit-related services, tax services or other services described above under "Audit and Other Fees During Fiscal 2002 and Fiscal 2003" were approved by the Audit Committee after the fact in reliance upon the de minimus exception.

                           OUR COMPARATIVE PERFORMANCE

         The Securities and Exchange Commission requires us to present a chart comparing the cumulative total shareholder return on our common stock during our last five fiscal years with the cumulative total shareholder return of (1) a broad equity market index, and (2) a published industry index or peer group. From 1992 until April 29, 1999, and from February 23, 2004 to the present, our common stock traded on the Nasdaq National Market. From April 30, 1999 until February 20, 2003, our common stock traded on the American Stock Exchange.

         The graphs on the following pages have been prepared for us by The Center for Research in Security Prices ("CRSP").

         The first graph compares the performance of our common stock for the period from October 1, 1998 to September 30, 2003 with (1) the CRSP Total Returns Index for the Nasdaq Stock Market (US Companies), and (2) the CRSP Total Returns Index for Nasdaq Health Services Stocks (US and Foreign Companies). The Total Returns Index for the Nasdaq Stock Market (US Companies) measures the performance of all US companies listed on Nasdaq. The CRSP Total Returns Index for Nasdaq Health Services Stocks (US and Foreign Companies) measures the performance of all US and foreign companies listed on Nasdaq whose Standard Industry Classification ("SIC") Codes are 8000-8099.

         The second graph compares the performance of our common stock for the period from October 1, 1998 to September 30, 2003 with (1) the CRSP Total Returns Index for the AMEX Stock Market (US Companies) and (2) the CRSP Total Returns Index for AMEX Health Services Stocks (US Companies). The CRSP Total Returns Index for the AMEX Stock Market (US Companies) measures the performance of all US companies listed on AMEX. The CRSP Total Returns Index for AMEX Health Services Stocks (US Companies) measures the performance of all US companies listed on AMEX whose SIC Codes are 8000-8099.

         The graphs assume that $100 was invested on September 30, 1998 in our common stock and each group of companies whose securities comprise the various indices against which we are being compared and that all dividends, if any, have been reinvested.

         The information contained in this section of the Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                      ALLIED HEALTHCARE INTERNATIONAL INC.


                              [LINE CHART OMITTED]


----------------------------------------------------------------------------------------------------------------------
                                                       LEGEND
Symbol               CRSP Total Returns Index for:         09/1998   09/1999   09/2000   09/2001   09/2002   09/2003
------               ----------------------------          -------   -------   -------   -------   -------   -------

____________ [X]     Allied Healthcare International Inc.   100.0     45.7      31.4       67.4     120.0      89.6
--- --- ----  *      Nasdaq Stock Market (US Companies)     100.0     163.1     217.0      88.7      69.9     106.4
------------  /\     Nasdaq Health Services Stocks (US &    100.0     92.6      107.4     131.9     119.2     160.1
                     Foreign Companies)

NOTES
           A.  The lines represent monthly index levels derived from compounded daily returns that include all daily dividends.
           B.  The indexes are reweighted daily, using the market capitalization on the previous trading days.
           C.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
           D.  The index level for all series was set to $100.0 on 09/30/1998.
-------------- -------------------------------------------------------------------------------------------------------

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                      ALLIED HEALTHCARE INTERNATIONAL INC.


                              [LINE CHART OMITTED]


----------------------------------------------------------------------------------------------------------------------
                                                       LEGEND
Symbol               CRSP Total Returns Index for:         09/1998   09/1999   09/2000   09/2001   09/2002   09/2003
------               ----------------------------          -------   -------   -------   -------   -------   -------

____________ [X]     Allied Healthcare International Inc.   100.0     45.7      31.4       67.4     120.0      89.6
--- --- ----  *      AMEX Stock Market (US Companies)       100.0     129.0     159.0     114.8     101.0     129.5
------------  /\     AMEX Health Services Stocks (US        100.0     110.4     95.6       68.6      54.3      53.3
                     Companies)

NOTES
           A.  The lines represent monthly index levels derived from compounded daily returns that include all daily dividends.
           B.  The indexes are reweighted daily, using the market capitalization on the previous trading days.
           C.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
           D.  The index level for all series was set to $100.00 on 09/30/1998.
-------------- -------------------------------------------------------------------------------------------------------

                                  OTHER MATTERS

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         The board of directors knows of no other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgement on such matters.

SOLICITATION OF PROXIES

         We will bear the cost of solicitation of proxies from our shareholders. In addition to solicitation by mail, the directors and certain officers and employees of our company may solicit proxies personally. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder promulgated by the Securities and Exchange Commission require the reporting of transactions in our equity securities by our directors and certain of our officers and by shareholders who beneficially own more than 10% of our common stock (collectively, the "Reporting Persons"). Section 16(a) and the rules thereunder require the Reporting Persons to report initial statements of ownership of our equity securities on Form 3 and changes in ownership of our equity securities on Form 4 or Form 5. Based solely on a review of these reports received by us from the Reporting Persons and written representations from our directors and officers that no Forms 5 were required to be filed by them in respect of our fiscal year ended September 30, 2003, we believe that no Reporting Person failed to file a Section 16 report on a timely basis during our fiscal year ended September 30, 2003, other than Timothy M. Aitken, Sarah L. Eames and Charles F. Murphy, each of whom filed one Form 4 one day late. Each such Form 4 reported one transaction in our equity securities.

         Hyperion TWH Fund LLC, which together with its affiliates owns more than 10% of our common stock, failed to file a Form 4 disclosing one transaction in our equity securities in our fiscal year ended September 30, 2002. Scott A. Shay, a director of our company and an affiliate of Hyperion TWH Fund LLC, also failed to file a Form 4 with respect to the same transaction. Both Hyperion TWH Fund LLC and Mr. Shay subsequently filed a late Form 5 disclosing the transaction.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         In order for shareholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 to be included in the proxy statement relating to our next annual meeting of shareholders, they must be received by us at our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary), no later than April 12, 2005.

         If a shareholder intends to present a proposal for consideration at out next annual meeting of shareholders outside the processes of Rule 14a-8, we must receive notice of such proposal at our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary) no later than June 26,
2005, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Securities and Exchange Act of 1934 and our proxies will have discretionary voting authority with respect to such proposal, if it is presented at the annual meeting, without including information regarding such proposal in our proxy materials.

         The deadlines above are calculated by reference to the mailing date of the proxy materials for this year's Annual Meeting. If the date of next year's annual meeting changes by more than 30 days (i.e., it is held earlier than August 10, 2005 or later than October 9, 2005), we will inform shareholders of such change and the effect of such change on the deadlines given above by including notice under Item 5 in our earliest possible Quarterly Report on Form 10-Q or, if that is impracticable, by other means reasonably calculated to inform our shareholders of the new change and the new deadlines.

FORM 10-K OF THE COMPANY

         A copy of our Annual Report for our year ended September 30, 2003 is enclosed with this Proxy Statement. The Annual Report consists of a letter to shareholders from our chairman and chief executive officer and the full text of our annual report on Form 10-K (composite version), including the financial statements and the financial statement schedules, but excluding exhibits, for our fiscal year ended September 30, 2003.

         We will provide, without charge, to any of our shareholders who so request, additional copies of our Annual Report, including the Form 10-K that constitutes a part thereof, for our fiscal year ended September 30, 2003. Shareholders who wish to receive an additional copy of such Annual Report should send their requests to us at 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock as of the Record Date.



                                    By Order of the Board of Directors

                                    LESLIE J. LEVINSON
                                    Secretary
New York, New York
August 10, 2004



         THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER,

THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

                                                                       EXHIBIT A


                      ALLIED HEALTHCARE INTERNATIONAL INC.

                             AUDIT COMMITTEE CHARTER

      (Revised and restated by the Board of Directors on February 12, 2004)

         Purpose. The Audit Committee is appointed by the Board to assist the Board in monitoring (a) the integrity of the financial statements of the Company, (b) the independence and qualifications of the Company's independent auditors, and (c) the performance of the Company's independent auditors and internal audit functions.

         Composition and Selection. The Audit Committee shall consist of at least three members of the Board. The members of the Audit Committee shall meet the independence, experience and financial literacy requirements of the American Stock Exchange or any exchange or trading system on which the securities of the Company are traded or listed, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). At least one member of the Audit Committee shall be an "audit committee financial expert," as such term is defined in the rules and regulations of the Commission.

         The members of the Audit Committee shall be selected by the Board at its annual meeting and shall continue in office until their successors are appointed by the Board or until their earlier resignation or removal. The Board shall have power at any time to change the members of the Audit Committee and to fill vacancies. Unless a Chair of the Audit Committee is selected by the Board, the members of the Audit Committee shall designate a Chair by majority vote of the full Audit Committee.

         Authority and Responsibilities. The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

         The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

         Advisors; Funding. The Audit Committee shall have the authority, to the extent it deems it necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors retained by the Audit Committee.

         Meetings. The Audit Committee shall meet at least quarterly. The Audit Committee shall meet more frequently if it deems it appropriate or necessary. Any member of the Audit Committee may call a meeting of the Audit Committee upon at least three days' notice to the other members of the Audit Committee. The presence in person or by telephone of a majority of the members of the Audit Committee shall constitute a quorum for any meeting of the Audit Committee. The Audit Committee shall meet at such times as it deems appropriate with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee and to provide any information requested by the members of the Audit Committee.

         Reports. The Audit Committee shall make regular reports to the Board and shall prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement.

         Functions. The Audit Committee shall perform the following functions. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including, if appropriate, an analysis of the effect of alternative generally accepted accounting methods on the Company's financial statements, and, in the event that there are any disagreements between management and the independent auditors regarding financial reporting, work with management and the independent auditors to resolve such disagreements.

         4. Review with management and the independent auditor the Company's quarterly financial statements prior to the issuance of its earnings release and the filing of its Form 10-Q.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditor, if any, or management.

         7. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies and investors. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

         8. Approve the fees to be paid to the independent auditor.

         9. Receive periodic reports from the independent auditor regarding its independence, as required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and discuss such reports with the auditor. If appropriate, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence.

         10. Approve, in advance, the retention of the independent auditor for any non-audit services that the independent auditor is not prohibited from providing to the Company and the fee for such services. A list of non-audit services that the independent auditor is prohibited from providing to the Company pursuant to the rules and regulations of the Commission is attached as
Schedule 1 hereto. Report the approval of any permitted non-audit services to management for disclosure in the Company's periodic reports.

         11. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about
(a) how such officers are satisfying their obligations under the certification requirements, (b) the evaluations by such officers of the Company's disclosure controls and procedures, (c) any significant deficiencies in the design or operation of internal controls or material weaknesses therein, (d) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls, and (e) any significant changes in the Company's internal controls.

         12. Ensure the rotation of the lead and concurring audit partner, as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

         13. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         14. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor.

         15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

         16. Obtain from the independent auditor assurance that Section 10A(b)of the Exchange Act relating to detection and reporting of illegal acts has not been implicated.

         17. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

         18. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

         19. Prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement.

         20. Review with the Company's counsel legal matters that may have a material impact on the financial statements.

         21. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

         22. Review related party transactions between the Company and its, officers, directors and key employees and any of their affiliates.

         23. Perform any other activities, including undertaking any investigations (whether relating to financial matters or otherwise), that are consistent with this Charter, the Company's by-laws and applicable law and that the Board deems necessary or appropriate.

         Limitation on Duties and Responsibilities. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor. Further, it is not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

                                   Schedule 1

Non-audit services that the independent auditor is prohibited from providing to the Company pursuant to Rule 2-01 of Regulation S-X of the Commission

         1. Bookkeeping or other services related to the accounting records or financial statements of the Company.

         2.   Financial information systems design and implementation.

         3. Appraisal or valuation services, fairness opinions or contribution-in-kind reports.

         4.   Actuarial services.

         5.   Internal audit outsourcing functions.

         6.   Management functions.

         7.   Human resources functions.

         8.   Broker-dealer, investment advisor or investment banking services.

         9.   Legal services.

         10.  Expert services unrelated to the audit.

PROXY CARD FOR COMMON STOCK



                      ALLIED HEALTHCARE INTERNATIONAL INC.

                                  COMMON STOCK

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 9, 2004

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Allied Healthcare International Inc. (the "Company") hereby appoints each of Timothy M. Aitken, Sarah L. Eames and Marvet Abbassi, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company, to be held at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022 on September 9,
2004 at 10:30 a.m., local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, EACH DATED AUGUST 10, 2004, AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                      ALLIED HEALTHCARE INTERNATIONAL INC.

                               September 9, 2004

                                  Common Stock


           Please date, sign and mail your proxy card in the envelope provided as soon as possible

--------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.  Election of Directors
                                   Nominees
[ ]      FOR ALL NOMINEES          o   TIMOTHY M. AITKEN
                                   o   SARAH L. EAMES

[ ]      WITHHOLD AUTHORITY        o   G. RICHARD GREEN
         FOR ALL NOMINEES          o   DAVID MACFARLANE
                                   o   WAYNE PALLADINO


[ ]      FOR ALL EXCEPT            o   JEFFREY S. PERIS
         (See Instructions below)  o   SCOTT A. SHAY


INSTRUCTIONS:    To withhold authority to vote for any individual nominee(s),
------------     mark "FOR ALL EXCEPT" and fill in the circle next to each
                 nominee you wish to withhold, as shown here: o
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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be
submitted via this method.                                                 [ ]
--------------------------------------------------------------------------------

Signature of
Shareholder:                                            Date:
            --------------------------------------------     -------------------

--------------------------------------------------------------------------------

2.   To consider and approve a proposal to amend         FOR   AGAINST   ABSTAIN
     the Company's certificate of incorporation to
     increase the number of shares of common stock       [ ]     [ ]       [ ]
     that it is authorized to issue from 62
     million shares to 80 million shares.

3.   Ratification of the appointment by the              FOR   AGAINST   ABSTAIN
     Company's Audit Committee of Deloitte &
     Touche LLP as the Company's independent             [ ]     [ ]       [ ]
     auditors for the fiscal year ending September
     30, 2004.

4. In their discretion, the above named proxies are authorized to vote in accordance with their own judgment on such other business as may properly come before the Annual Meeting.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated
August 10, 2004, and the Annual Report of the
Company for the fiscal year ended September 30, 2003. The undersigned hereby revokes any proxy or proxies heretofore given.


PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Signature of
Shareholder:                                            Date:
            --------------------------------------------     -------------------


      NOTE: This proxy must be signed exactly as the name appears hereon. When shares are hold jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.